EXHIBIT (23)

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors

Harleysville Group Inc.:

The audits referred to in our report dated March 8, 2006, with respect to the consolidated financial statements of Harleysville Group Inc., included the related financial statement schedules as of December 31, 2005, and for each of the years in the three year period ended December 31, 2005, included in the annual report on Form 10-K.  These financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statement schedules based on our audits.  In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presently fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 333-25817, 33-84348, 333-105108, 333-85941, 333-37386, 333-37212) on Form S-8 and registration statements (Nos. 333-104437, 33-78372, 33-90810) on Form S-3 of Harleysville Group Inc. of our reports dated March 8, 2006, with respect to the consolidated balance sheets of Harleysville Group Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Harleysville Group Inc., and of our report dated March 8, 2006 with respect to the statements of financial position of the Harleysville Group Inc. Employee Stock Purchase Plan as of December 31, 2005 and 2004, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 2005, which report appears in the Harleysville Group Inc. Employee Stock Purchase Plan annual report on Form 11-K.

/s/  KPMG LLP

Philadelphia, Pennsylvania

March 8, 2006